                                                                      EXHIBIT 10


                               HOLLY CORPORATION
                             2000 STOCK OPTION PLAN

1. PURPOSE.

     The purpose of this Stock Option Plan (the "Plan") is to advance the interests of Holly Corporation (the "Company") by strengthening the ability of the Company and its subsidiaries to attract and retain key personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership. This Plan replaces the Company's Stock Option Plan as amended in 1990 (the "Prior Plan"), which terminates as to the grant of additional options on December 31, 2000 but continues after December 31, 2000 to govern options granted under the Prior Plan.

2. SHARES SUBJECT TO THE PLAN.

     The aggregate amount of stock for which options may be granted under this Plan after December 31, 2000 shall not exceed 750,000 shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"). The shares issuable pursuant to stock options may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. Any share subject to unexercised portions of options granted under this Plan which shall have been terminated, been cancelled or expired, may again be subject to options under this Plan. Notwithstanding the foregoing, no more than 75,000 shares may be subject to options that are intended to be "performance-based compensation," as that term is used in Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the "Code"), granted to any one Participant in any fiscal year; solely for purposes of this limitation, options that are cancelled continue to count against the limit, and options that are repriced are treated as if they had been cancelled and new grants made. Subject to compliance with requirements of applicable law, regulations and rules, the limitations set forth in this Section on the aggregate amount of stock for which options may be granted under the Plan and on the number of shares that may be subject to options intended to be "performance-based compensation" are subject to adjustment as provided in
Section 9.

3. ELIGIBILITY.

     Options hereunder may be granted to any officer, current or proposed director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its wholly-owned or partially-owned subsidiary corporations or partnerships; provided, however, that incentive stock options may only be granted to employees of the Company or its subsidiary corporations (as defined in Section 424(f) of the Code). The Board of Directors of the Company or the Committee (as defined below) shall determine which persons are to be granted options hereunder, the number of options, the number of shares subject to each option, the exercise price or prices of each option, the period of each option, limitations (if any) on exercisability of each option (including the $100,000 limit on incentive stock options first exercisable by an individual in any calendar year), limitations (if any) on the transferability of each option (provided that any incentive stock options shall be non-transferable other than at death, and during the employee's lifetime may be exercised only by the employee), whether such option shall be treated as an incentive stock option under Section 422 of the Code or as a nonqualified option, and such other terms and conditions of each option, if any, as are not inconsistent with the provisions of this Plan.

4. ADMINISTRATION.

     The Plan shall be administered by the Board of Directors of the Company, or, if the Board of Directors so chooses, by a Committee. The term "Committee" refers to the Stock Option Committee or other committee of the Board of Directors duly appointed to administer the Plan and having such powers as may be specified by the Board of Directors. Unless the powers of the Committee have been specifically limited by the Board of Directors, the Committee shall have all of the powers of the Board of Directors granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Committee may appoint a subcommittee (the "Outside Directors Committee") of two or more outside directors as defined for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986 (the "Code"). The Outside Directors Committee, if appointed, shall have the exclusive authority to approve grants under the Plan to the chief executive officer of the Company and to other executive officers whose compensation may otherwise exceed the deduction limit of Section 162(m) of the Code. Grants approved by the Outside Directors Committee will be subject to ratification by the Committee as a whole or by the Board of Directors if the Board of Directors so provides in authorizing the Committee. Subsequent references in this Plan to the "Board" shall include the Committee, if one is appointed. Options under the Plan may be granted only by the Board. Stock Option Agreements, in form as approved by the Board, and containing such terms and conditions not inconsistent with the provisions of this Plan as shall have been determined by the Board, may be executed on behalf of the Company by the Chairman of the Board and Chief Executive Officer, the President, or any Executive Vice President of the Company. The Board shall have complete authority to construe, interpret and administer this Plan; to prescribe, amend and rescind rules and regulations pertaining to it; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretation and construction made by the Board with respect to any aspect of the Plan and any option granted pursuant thereto shall be final and conclusive.

5. OPTION PRICE.

     The purchase price or prices for Common Stock under each option shall be determined by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the Common Stock at the time of the granting of the option, provided that the exercise price per share for any option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code or an incentive stock option under Section 422 of the Code shall be not less than the fair market value of a share of Common Stock as of the effective date of grant of the option (or such greater amount as may be required by applicable provisions of the Code). The optionee may pay the purchase price upon exercise of a stock option in cash, by check or cash equivalent, or, with the consent of the Board, (i) by tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the optionee having a fair market value (based upon the closing price of the Common Stock on the date immediately preceding the date of exercise as listed in The Wall Street Journal (Southwest Edition)) not less than the exercise price, (ii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iii) by the optionee's promissory note in a form approved by the Board, (iv) by such other consideration to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard form of Stock Option Agreement, or by other means, grant options that permit some or all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict the use of one or more forms of consideration specified in this Section 5.

6. TERMS OF OPTION AND LIMITATIONS ON RIGHT TO EXERCISE.

     The period during which such option granted pursuant to this Plan may be exercised in whole or in part shall be determined by the Board with respect to each option, at the time of grant, provided that no option granted pursuant to this Plan shall, by its terms, be exercisable more than ten years after the date of its grant (five years in the case of an incentive stock option granted to a ten percent stockholder), other than in the event of the death of an optionee as provided in Section 8. The Company shall not be obligated to issue any fractional shares (nor shares in lots of less than 100 shares) upon the exercise of any options granted under this Plan. No optionee nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which it has been exercised has been paid.

7. TERMINATION OF EMPLOYMENT.

     The Board shall determine at the time each option is granted what limits shall apply to the exercise of the option in the event an optionee shall cease to be employed by the Company or a subsidiary for any reason other than death. Neither this Plan nor any option granted hereunder is intended to confer upon any optionee any rights with respect to continuance of employment or other utilization of his services by the Company or by a subsidiary or affiliate, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any written employment contract).

8. DEATH OF OPTIONEE.

     Unless otherwise provided as a term of any option granted under this Plan, in the event of the death of an optionee while in the employ of the Company or of a subsidiary or affiliate, the option theretofore granted to him shall be exercisable within the year next succeeding such death (even if the option would otherwise expire prior to one year from the date of death) but only to the extent that the optionee was entitled to exercise the option at the date of his death.

9. DILUTION OR OTHER ADJUSTMENTS.

     In the event that there is any change in the Common Stock subject to being optioned under this Plan or subject to options granted hereunder, through merger, consolidation, reorganization or recapitalization or in the event of any stock split or dividend to holders of such stock payable in stock of the same class or the issuance to such holders of rights to subscribe to stock of the same class, or in the event of any change in the capital structure of the Company, the Board shall, subject to any requirements of applicable law, regulations and rules, make such adjustments with respect to any provision or provisions of the Plan, including but not limited to the limitations on options that may be granted under the Plan as set forth in Section 2, and with respect to options theretofore granted under the Plan as the Board deems appropriate to prevent dilution or enlargement of option rights. The determinations of the Board pursuant to this Section 9 shall be final, binding and conclusive.

10. EXPIRATION AND TERMINATION OF THE PLAN.

     Authority to grant stock options under the Plan will expire on December 31, 2010 (except that no incentive stock options may be granted later than ten years from the date of stockholder approval of the Plan). Options may be granted prior to the expiration of the Plan as long as the total number of shares which may be issued pursuant to options granted and outstanding under this Plan does not (except as provided in Section 9 above) exceed the limitation of Section 2 above. This Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan.

11. RESTRICTION ON ISSUANCE OF SHARES.

     The Company shall not be obligated to sell or issue any shares upon the exercise of any option granted under this Plan unless

          (a) the shares with respect to which the option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

          (b) the prior approval of such sale or issuance has been obtained from any State regulatory body having jurisdiction; and

          (c) in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

If shares to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon exemptions from the registration requirements of applicable federal securities laws, to enable the Company to avail itself of such exemptions the optionee, if so requested by the Company, shall furnish to the Company such evidence and representations satisfactory to it as may be reasonably necessary with respect to such exemptions.

12. PROCEEDS.

     The proceeds to be derived by the Company upon exercise of any option granted under this Plan will be used for general corporate purposes.

13. RIGHT OF COMPANY TO TERMINATE OPTIONS.

     In the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition or (ii) a recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate all outstanding options, whether or not currently exercisable, under this Plan upon payment to each optionee of an amount equal to the current market value of the shares that could be acquired upon exercise of the optionee's option less the exercise price with respect to that option. Upon tender of payment by the Company to an optionee pursuant to this provision, the option held by such optionee shall automatically terminate. Alternatively, the Company, in its discretion, may make arrangements in such circumstances for the acquiring or surviving corporation to assume any or all outstanding options and substitute on equitable terms options on the stock of such acquiring or surviving corporation.

14. AMENDMENT OF THE PLAN.

     The Board may terminate or amend the Plan at any time. Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there may be (a) no change in the material provisions regarding performance-based compensation pursuant to Section 162(m)(4)(C) of the Code, and (b) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation, rule, or applicable stock exchange listing requirement. No termination or amendment of the Plan may adversely affect any then outstanding option, or any unexercised portion thereof, without the consent of the optionee, unless such termination or amendment is required to comply with any applicable law, regulation, rule, or applicable stock exchange listing requirement.

15. STOCKHOLDERS' APPROVAL.

     The Plan is expressly made subject to approval by the affirmative votes of the holders of a majority of the outstanding shares of the Common Stock of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company; if such approval has not been obtained on or before September 22, 2001, the Plan shall not enter into effect.